Exhibit 99.1
                        CONSENT OF THE BOARD OF DIRECTORS
                                       OF
                          AMERICAN FIRE RETARDANT CORP.

The undersigned being all the directors of American Fire Retardant Corp., a Nevada Corporation, hereby adopt the following recitals and resolutions, pursuant to a Shareholders Vote taken at the Annual Shareholders Meeting held May 23, 2002, by their written consent thereto, effective August 30, 2002, hereby waiving notice of and the holding of a meeting of the Directors to act upon such a resolution:

CHANGE IN  ISSUED AND OUTSTANDING COMMON STOCK SHARES:

WHEREAS the Company desires to change the number of, issued and outstanding common stock shares, and...

WHEREAS the Common Stock Shareholders of the Company conducted a vote by shareholders in which a quorum of 56.305% was obtained and recorded in the Shareholder Minutes of the Company on May 23, 2002, in favor of reversing the issued and outstanding common stock of the Company, 10:1, that is, every ten
(10) shares of common stock issued and outstanding shall be reduced to one (1) share of common stock, with fractional portion of shares being rounded up to the nearest whole share, and...

WHEREAS such a shareholders vote authorized the Board of Directors to subsequently effect such a reversal with an "Effective Date" at their discretion....

IT IS RESOLVE THAT:

1. The President of the Company, Stephen F. Owens, is hereby, authorized and directed to file all relevant corporate documents, effecting a consolidation of the, issued and outstanding common stock of the Company, par value $0.001 per share (the "Common Stock") on the basis of 1 (one) post-consolidation share of the Common Stock for every 10 (ten) pre-consolidation shares of the Common Stock (the "Consolidation"). The Consolidation shall not affect any rights, privileges or obligations with respect to the shares of the Common Stock existing prior to the Consolidation.

2. All fractions of post-Consolidation shares of the Common Stock shall be rounded up to the nearest whole share.

3. The President of the Company, Stephen F. Owens, is, hereby, authorized and directed, for and in the name of and behalf of the Company, to execute all such documents, instruments, and certificates under the corporate seal or otherwise, and to do all such other acts and things, as he may determine in his sole and absolute discretion to be necessary or advisable in order to carry out the purpose and intent of the foregoing resolution.

IN WITNESS THEREOF, the undersigned have executed this unanimous written consent effective as of August 30, 2002.

/s/Stephen F. Owens        /s/Angela M. Raidl        /s/Raoul Carroll
-------------------        ------------------        ----------------
Stephen F. Owens           Angela M. Raidl           Raoul L. Carroll
Director                   Director                  Director